Exhibit 99.2

Packaging Corporation of America Completes Acquisition of TimBar Corporation

LAKE FOREST, IL, August 29, 2016 — Packaging Corporation of America (NYSE:PKG) today announced that it has completed its acquisition of TimBar Corporation, a large independent corrugated products producer, in a cash-free, debt-free transaction. Funding for the acquisition came from a new $385 million five-year term loan facility.

PCA Chairman and CEO Mark Kowlzan said, “We are very pleased to complete this transaction and welcome our new employees to PCA. Integrating these new operations into PCA will quickly enhance our financial results while maintaining a strong balance sheet.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about expected benefits from the acquisition, our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental and tax matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.